CONTACT:	Investor Relations
805-745-7750

CKE RESTAURANTS® ANNOUNCES FIRST QUARTER FISCAL 2011 RESULTS

CARPINTERIA, Calif. — June 22, 2010 — CKE Restaurants, Inc. (NYSE:CKR) announced today first quarter results and the filing of its Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) for the sixteen weeks ended May 17, 2010.

First Quarter Highlights

	First Quarter
($ in millions, except per share amounts)	FY 2011	FY 2010
Company-Operated Blended Same-Store Sales	-3.9%	-1.8%
Company-Operated Restaurant-Level Margin (1)	16.7%	19.9%
Total Revenue	$435.2	$446.8
Operating Income	$20.1	$29.7
Transaction Fees & Costs	$20.9	$0.0
Pre-Tax Net (Loss) Income	($5.4)	$24.2
Net Income (Loss)	($3.1)	$14.4
Diluted EPS	($0.06)	$0.26
Adjusted EBITDA, Excluding Transaction Fees & Costs (2)	$46.2	$54.7

(1) We define company-operated restaurant-level margin as restaurant-level income divided by company-operated restaurants revenue. Restaurant-level income is company-operated restaurants revenue less restaurant operating costs, which are the expenses incurred directly by our company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges.
(2) Excludes interest expense, depreciation and amortization, facility action charges, share-based compensation expense, transaction fees and costs and income tax expense. See “Non-GAAP Financial Measures” below.

Executive Statement

“In our first quarter, the U.S. economic downturn and particularly high unemployment rates in California and among our core target audience of young men, continued to impact same-store sales at Carl’s Jr.® and Hardee’s®.  The deleveraging impact of negative same-store sales combined with increased commodity costs and increased labor costs, due to increases in the minimum wage, also negatively impacted our restaurant-level margins.  However, I am pleased that we maintained our market share, that Hardee’s has now had three consecutive periods of positive same-store sales, and that we started to see same-store sales trends improve for both brands late in the quarter,” said Andrew F. Puzder, Chief Executive Officer.  “We will remain focused on maintaining our premium quality brands and improving our same-store sales with innovative products and cutting edge advertising that focuses on the taste, quality and value of our products.  We will also continue to strategically add to our company-operated store count and expand our franchise base in both domestic and international markets.”

First Quarter Financial Details

•	Company-operated restaurant-level margin decreased 320 basis points to 16.7%, in part as a result of a 70 basis point increase in depreciation costs, primarily associated with recent remodeling activities. Food and packaging increased by 100 basis points due to rising commodity costs for beef, pork, produce, potatoes and dairy. Labor costs increased by 120 basis points due to minimum wage rate increases in some states and the impact of sales deleveraging.

•	Operating income was $20.1 million, or 4.6% of total revenue, compared to $29.7 million, or 6.6% of revenue, in the same quarter of the prior year.

•	The Company incurred transaction fees and costs of $20.9 million which were included in other (expense) income, net. No comparable costs were included in the prior year quarter.

•	The Company’s Adjusted EBITDA, excluding transaction fees and costs was $46.2 million, or 10.6% of total revenue, compared to $54.7 million, or 12.3% in the prior year quarter. For the trailing 13 periods ended May 17, 2010, the Company generated Adjusted EBITDA, excluding transaction fees and costs, of $158.0 million.

•	Total quarterly revenue was $435.2 million, a decline of 2.6%.

•	Despite capital expenditures required for the ongoing remodel program, the Company reduced its bank and other long-term debt by $1.8 million to $276.7 million.

•	Carl’s Jr. and Hardee’s increased their system-wide unit count by 5 restaurants for a consolidated total of 3,146.

First Quarter Concept Details

	Carl’s Jr.		Hardee’s		Blended
	Q1	Q1	Q1	Q1	Q1	Q1
	FY 2011	FY 2010	FY 2011	FY 2010	FY 2011	FY 2010
Company-Operated Same-Store Sales	-6.1%	-5.1%	-1.2%	+2.5%	-3.9%	-1.8%
Company-Operated Restaurant-Level Margin	17.6%	21.9%	15.5%	17.5%	16.7%	19.9%
Company-Operated Average Unit Volume-Trailing 13 Periods (000)	$1,412	$1,507	$1,001	$1,010	$1,194	$1,238

•	Carl’s Jr. company-operated same-store sales declined 6.1% as a result of the particularly weak economy in California. On a two-year basis, same-store sales decreased 11.2%. Restaurant-level margin declined to 17.6% of company-operated restaurants revenue compared to the prior year quarter at 21.9%. Food and packaging costs increased 130 basis points primarily due to commodity cost increases for beef, produce, pork and potatoes. Labor costs increased 130 basis points primarily due to the impact of sales deleveraging. Depreciation increased 60 basis points related to the ongoing remodeling program and equipment upgrades. Other increases in occupancy costs included the impact of sales deleveraging on rent, property tax and repair expenses.

•	Hardee’s company-operated same-store sales decreased 1.2%, also due to weak economic conditions. On a two-year basis, same-store sales increased 1.3%. Company-operated restaurant-level margin decreased to 15.5% of company-operated restaurants revenue compared to 17.5%. Food and packaging costs increased 60 basis points primarily due to commodity cost increases for pork, beef, produce and dairy products. Labor costs increased 120 basis points primarily due minimum wage rate increases and the impact of sales deleveraging. Depreciation increased 80 basis points related to the ongoing remodeling program and equipment upgrades. Utilities expense decreased mainly due to lower electricity rates and usage.

SEC Filings
The Company’s filings with the SEC are available to investors at www.ckr.com under “Investors/SEC Filings.”

Non-GAAP Financial Measures
Adjusted EBITDA, excluding transaction fees and costs, is a non-GAAP measure used by our lenders as an indicator of earnings available to service debt, fund capital expenditures and for other corporate uses.  Our maximum annual capital expenditures are limited by our senior credit facility, based on a sliding scale driven by our Adjusted EBITDA.  Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

CKE Restaurants, Inc.
Headquartered in Carpinteria, Calif., CKE Restaurants, Inc. is publicly traded on the New York Stock Exchange under the symbol “CKR.” As of the end of its first quarter of fiscal 2011, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,146 franchised, licensed or company-operated restaurants in 42 states and in 16 countries, including 1,233 Carl’s Jr. Restaurants and 1,901 Hardee’s restaurants. For more information about CKE Restaurants, please visit www.ckr.com.

Upcoming Communications/Special Meeting of Stockholders
The Company will not be hosting a conference call in associated with the first quarter results and the filing of its Report on Form 10-Q with the SEC for the sixteen weeks ended May 17, 2010. The Company will be hosting a webcast of the special meeting of stockholders, which will be held at 8:00 a.m., PDT, on Wednesday, June 30, 2010. At the special meeting of stockholders, the Company’s stockholders will vote on the proposal to adopt the Company’s merger agreement with Columbia Lake Acquisition Holdings, Inc., and Columbia Lake Acquisition Corp. Columbia Lake Acquisition Holdings, Inc. and Columbia Lake Acquisition Corp. are affiliates of Apollo Management VII, L.P. If the proposal to adopt the merger agreement is approved by the requisite number of holders of the Company’s common stock, the Company anticipates that the closing of the merger will occur on July 7, 2010. The Company’s stockholders are encouraged to read the definitive proxy statement relating to the merger in its entirety as it provides, among other things, a detailed discussion of the process that led to execution of the merger agreement. The Company invites investors to listen to the live webcast of the special meeting of stockholders at www.ckr.com under “Investors.”

Safe Harbor Disclosure
Matters discussed in this press release contain forward-looking statements relating to the Company’s strategic initiatives to maintain its premium brand image, improve same-store sales, add to its company-owned store count and expand its franchise base in domestic and international markets, which are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, delicatessens, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; the effect of restrictive covenants in the Company’s credit facility on the Company’s business; changes in consumer preferences, perceptions and spending patterns; the ability of the Company’s key suppliers to continue to deliver quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets and complete remodels of existing restaurants; changes in economic conditions which may affect the Company’s business and stock price; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; changes in the price or availability of commodities; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to obtain products; the seasonality of the Company’s operations; the Company’s ability to hire and retain qualified personnel and the effect of higher labor costs; increased insurance and/or self-insurance costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; risks associated with the proposed transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed transaction due to the failure to obtain stockholder approval; the failure to satisfy other conditions to completion of the proposed transaction or the failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the proposed transaction; and other factors as discussed in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in the Company’s filings with the SEC.

Additional Information About The Transaction And Where To Find It
A definitive proxy statement of the Company and other materials has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov.
The definitive proxy statement and such other documents are also available for free on the Company’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the proposed transaction.

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MAY 17, 2010 AND JANUARY 31, 2010
(In thousands, except par values)
(Unaudited)

	May 17,	January 31,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$11,084	$18,246
Accounts receivable, net of allowance for doubtful accounts of $262 as of May 17, 2010 and $358 as of January 31, 2010	36,750	35,016
Related party trade receivables	6,230	5,037
Inventories, net	25,575	24,692
Prepaid expenses	10,439	13,723
Assets held for sale	787	500
Advertising fund assets, restricted	15,656	18,295
Deferred income tax assets, net	26,449	26,517
Other current assets	3,938	3,829

Total current assets	136,908	145,855
Notes receivable, net of allowance for doubtful accounts of $362 as of May 17, 2010 and $379 as of January 31, 2010	297	1,075
Property and equipment, net of accumulated depreciation and amortization of $460,729 as of May 17, 2010 and $445,033 as of January 31, 2010	566,789	568,334
Property under capital leases, net of accumulated amortization of $45,665 as of May 17, 2010 and $46,090 as of January 31, 2010	33,551	32,579
Deferred income tax assets, net	40,373	40,299
Goodwill	24,589	24,589
Intangible assets, net	2,607	2,317
Other assets, net	8,314	8,495

Total assets	$813,428	$823,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$275,659	$12,262
Current portion of capital lease obligations	7,652	7,445
Accounts payable	69,787	65,656
Advertising fund liabilities	15,656	18,295
Other current liabilities	88,440	95,605

Total current liabilities	457,194	199,263
Bank indebtedness and other long-term debt, less current portion	995	266,202
Capital lease obligations, less current portion	43,315	43,099
Other long-term liabilities	77,746	78,804

Total liabilities	579,250	587,368

Stockholders’ equity:
Preferred stock, $.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Series A Junior Participating Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 55,234 shares issued and outstanding as of May 17, 2010; 55,291 shares issued and outstanding as of January 31, 2010	552	553
Additional paid-in capital	284,001	282,904
Accumulated deficit	(50,375)	(47,282)

Total stockholders’ equity	234,178	236,175

Total liabilities and stockholders’ equity	$813,428	$823,543

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIXTEEN WEEKS ENDED MAY 17, 2010 AND MAY 18, 2009
(In thousands, except per share amounts)
(Unaudited)

	May 17,	May 18,
	2010	2009
Revenue:
Company-operated restaurants	$331,005	$343,164
Franchised and licensed restaurants and other	104,180	103,640

Total revenue	435,185	446,804

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	98,384	98,502
Payroll and other employee benefits	98,106	97,369
Occupancy and other	79,391	78,837

Total restaurant operating costs	275,881	274,708
Franchised and licensed restaurants and other	79,767	79,493
Advertising	19,817	20,767
General and administrative	38,743	41,113
Facility action charges, net	863	1,048

Total operating costs and expenses	415,071	417,129

Operating income	20,114	29,675
Interest expense	(5,025)	(6,344)
Other (expense) income, net	(20,451)	862

(Loss) income before income taxes	(5,362)	24,193
Income tax (benefit) expense	(2,269)	9,798

Net (loss) income	$(3,093)	$14,395

(Loss) income per common share:
Basic	$(0.06)	$0.26

Diluted	$(0.06)	$0.26

Dividends per common share	$—	$0.06

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIXTEEN WEEKS ENDED MAY 17, 2010 AND MAY 18, 2009
(In thousands)
(Unaudited)

	May 17,	May 18,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(3,093)	$14,395
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,644	21,298
Amortization of deferred loan fees	365	326
Share-based compensation expense	2,187	1,850
Recovery of losses on accounts and notes receivable	(23)	(70)
Loss on sale of property and equipment and capital leases	1,280	450
Facility action charges, net	863	1,048
Deferred income taxes	(6)	5,259
Other non-cash charges	—	8
Net changes in operating assets and liabilities:
Receivables, inventories, prepaid expenses and other current and non-current assets	(442)	9,716
Estimated liability for closed restaurants and estimated liability for self-insurance	(906)	(687)
Accounts payable and other current and long-term liabilities	9,600	4,749

Net cash provided by operating activities	32,469	58,342

Cash flows from investing activities:
Purchases of property and equipment	(23,727)	(35,811)
Proceeds from sale of property and equipment	67	793
Collections of non-trade notes receivable	233	1,737
Acquisition of restaurants, net of cash acquired	—	(485)
Other investing activities	(313)	42

Net cash used in investing activities	(23,740)	(33,724)

Cash flows from financing activities:
Net change in bank overdraft	(7,482)	(7,311)
Borrowings under revolving credit facility	91,000	53,500
Repayments of borrowings under revolving credit facility	(82,500)	(61,000)
Repayments of credit facility term loan	(10,301)	(2,291)
Repayments of other long-term debt	(9)	(8)
Repayments of capital lease obligations	(2,482)	(1,742)
Repurchase of common stock	(1,823)	(1,340)
Exercise of stock options	901	515
Tax impact of stock option and restricted stock award transactions.	122	29
Dividends paid on common stock	(3,317)	(3,279)

Net cash used in financing activities	(15,891)	(22,927)

Net (decrease) increase in cash and cash equivalents	(7,162)	1,691
Cash and cash equivalents at beginning of period	18,246	17,869

Cash and cash equivalents at end of period	$11,084	$19,560

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED PRESENTATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

Reconciliation of net income to Adjusted EBITDA and net income to Adjusted EBITDA, excluding transaction fees and costs:

			Trailing-13
			Periods
	Sixteen Weeks Ended		Ended
	May 17, 2010	May 18, 2009	May 17, 2010
Net (loss) income	$(3,093)	$14,395	$30,710
Interest expense	5,025	6,344	17,935
Income tax (benefit) expense	(2,269)	9,798	2,911
Depreciation and amortization	22,644	21,298	72,410
Facility action charges, net	863	1,048	4,510
Share-based compensation expense	2,187	1,852	8,491

Adjusted EBITDA	25,357	54,735	136,967
Transaction fees and costs(1)	20,851	—	21,000

Adjusted EBITDA, excluding transaction fees and costs(1)	$46,208	$54,735	$157,967

(1)	Our credit facility was amended to exclude certain transaction fees and costs from Adjusted EBITDA, for purposes of calculating our maximum leverage ratio, not to exceed $21,000. During the trailing-13 periods ended May 17, 2010, we incurred $21,674 in transaction fees and costs, and have excluded $21,000 of such costs in accordance with the terms of the amendment.